[Anderson Associates, LLP Letterhead]







     We consent to the incorporation by reference in the registration statement of BCSB Bankcorp, Inc. on Form S-8 (File No. 333-53295 and File No. 333-85025) of our report dated November 16, 2001 on our audits of the consolidated financial statements of BCSB Bankcorp, Inc. as of September 30, 2001 and 2000, and for each of the two years in the period ended September 30, 2001, which report has been incorporated by reference in BCSB Bankcorp, Inc.'s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                                               /s/ Anderson Associates, LLP


Baltimore, Maryland
December 27, 2001